                          LEASE MODIFICATION AGREEMENT


          AGREEMENT, made as of the 10th day of February, 1997, between SOUNDVIEW PLAZA ASSOCIATES, a Connecticut partnership with an office c/o W&M Properties of Connecticut, Inc., One Station Place, Stamford, Connecticut 06902 (hereinafter called "Landlord"), and GANTOS, INC., a Michigan corporation with an office at 3260 Patterson Southeast, P.O. Box 875, Grand Rapids, Michigan 49588 (hereinafter called "Tenant").

                              W I T N E S S E T H:

          WHEREAS, Landlord and Tenant are the landlord and tenant, respectively, under that certain agreement of lease, dated as of January 23, 1997, covering approximately 19,750 rentable square feet on the fifth floor of the building known as Soundview Plaza, Stamford, Connecticut, which lease has been modified by two letter agreements, each dated January 23, 1997 (which lease, as modified through the date hereof is hereinafter called the "Lease"); and

          WHEREAS, pursuant to one of the aforedescribed letter agreements, the parties acknowledged and agreed that the rentable square foot area of the premises demised under the Lease might change as a result of the development of space plans for said premises and the initial alteration work therein, and that the parties would execute and deliver a lease modification agreement memorializing any such change; and

          WHEREAS, as a result of such space planning by Tenant, the rentable square foot area of the premises demised under the Lease has increased to 23,110 square feet; and

          WHEREAS, the parties wish to modify the Lease so as to reflect such increase in the square foot area of the premises demised thereunder, in accordance with the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Landlord and Tenant hereby agree as follows:

          1. Section 1.01 of the Lease shall be deemed to be, and hereby is, modified so that the fixed annual rental rates (excluding electricity) shall be as follows:

          (a)  $398,647.50 per annum for the first lease year;

          (b)  $415,980.00 per annum for the second lease year;

          (c)  $433,312.50 per annum for the third lease year;

          (d)  $450,645.00 per annum for the fourth lease year;

          (e)  $467,997.50 per annum for the fifth lease year;

          (f)  $485,310.00 per annum for the sixth lease year; and

          (g)  $502,642.50 per annum for the seventh lease year.

          2. Section 1.05 of the Lease shall be deemed to be, and hereby is, modified so that the rentable square foot area of the originally demised premises shall be deemed to be 23,110 square feet.

          3. Section 4.03 of the Lease shall be deemed to be, and hereby is, modified so that Landlord will provide Tenant with ten (10) assigned parking spaces and with access to the parking area for the parking of up to sixty (60) additional automobiles, at no charge.

          4. Subdivision (a)(ii) of Section 5.01 of the Lease shall be deemed to be, and hereby is, modified so that the term "The Percentage", for purposes of computing tax escalation, shall be deemed to mean 12.97%.

          5. Subdivision (a)(iii) of Section 6.01 of the Lease shall be deemed to be, and hereby is, modified so that the term "The Percentage", for purposes of computing expense escalation, shall be deemed to mean 12.97%.

          6. Section 7.02 of the Lease shall be deemed to be, and hereby is, modified so that the reference in the third grammatical sentence to the rentable square foot area of the premises demised under the Lease shall be changed to 23,110 square feet.

          7. Section 35.01 of the Lease shall be deemed to be, and hereby is, modified so that the amount of the security deposit shall be increased by $57,801.20 to a total of $272,582.45, which additional amount shall be delivered by Tenant to Landlord simultaneously with the execution and delivery of this Agreement by Tenant.

          8. Subdivision II of the Work Letter (Exhibit D) attached to the Lease shall be deemed to be, and hereby is, modified, so that sum of $493,750 referred to in the last paragraph thereof shall be increased to a total of $577,750.

          9. The attached Exhibit A-2 shall be deemed to be, and hereby is, substituted in place and instead of the Exhibit A-2 originally attached to the lease.


                                       -2-

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          10.  Except as herein modified, all of the terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

          11. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESS:  (As to Landlord)              SOUNDVIEW PLAZA ASSOCIATES
                                        By: W&M Properties of
                                             Connecticut, Inc., Agent



/s/ JoAnn B. McGrath                    By: /s/ Jeffrey J. Newman
------------------------------             --------------------------------
                                             Jeffrey J. Newman
                                             Senior Vice President


WITNESS:  (As to Tenant)                GANTOS, INC.



/s/ Kenneth Green                       By: /s/ Arlene H. Stern
------------------------------             --------------------------------
                                           Name:  Arlene H. Stern
                                           Title: President and C.E.O.

W & M PROPERTIES OF CT, INC.                           SOUNDVIEW PLAZA
ONE STATION PLACE                                      1266 E. MAIN STREET
STAMFORD, CT  06902                                    STAMFORD, CT  06902
(203) 353-5200


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